Exhibit 99.1

Crawford & Company®

5335 Triangle Parkway

Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE

CRAWFORD & COMPANY REPORTS 2021 THIRD QUARTER RESULTS

DOUBLE DIGIT REVENUE GROWTH IN QUARTER

ATLANTA, (November 8, 2021) -- Crawford & Company® (NYSE: CRD-A and CRD-B), the world’s largest publicly listed independent provider of claims management and outsourcing solutions to carriers, brokers and corporations, today announced its financial results for the third quarter ended September 30, 2021.

The Company’s two classes of stock are substantially identical, except with respect to voting rights and the Company’s ability to pay greater cash dividends on the non-voting Class A Common Stock (CRD-A) than on the voting Class B Common Stock (CRD-B), subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of CRD-A must receive the same type and amount of consideration as holders of CRD-B, unless different consideration is approved by the holders of 75% of CRD-A, voting as a class.

GAAP Consolidated Results

Third Quarter 2021

•
Revenues before reimbursements of $288.5 million, up 14% over $253.1 million for the 2020 third quarter
•
Net income attributable to shareholders of $11.2 million, compared to $24.4 million in the same period last year
•
Diluted earnings per share of $0.20 for CRD-A and $0.21 for CRD-B, compared with $0.46 for both CRD-A for CRD-B in the prior year third quarter

Non-GAAP Consolidated Results

Third Quarter 2021

Non-GAAP consolidated results for 2021 exclude the non-cash after-tax amortization of intangible assets of $2.2 million. Non-GAAP consolidated results for 2020 exclude a similar adjustment for amortization of intangible assets of $2.7 million, a net gain on disposition of businesses of $11.1 million, and the income tax impact of the first quarter 2020 goodwill impairment of $1.9 million, as explained further on page 3.

•
Foreign currency exchange rates increased revenues before reimbursements by $9.4 million or 3.7%. Presented on a constant dollar basis to the prior year, revenues before reimbursements totaled $279.1 million, increasing 10.3% over $253.1 million for the 2020 third quarter
•
Net income attributable to shareholders, on a non-GAAP basis, totaled $13.4 million in the 2021 third quarter, compared with $18.0 million in the same period last year
•
Diluted earnings per share, on a non-GAAP basis, totaled $0.24 for CRD-A and $0.25 for CRD-B in the 2021 third quarter, compared with $0.34 for both CRD-A and CRD-B in the prior year third quarter
•
Consolidated adjusted operating earnings, on a non-GAAP basis, were $20.8 million, or 7.2% of revenues before reimbursements in the 2021 third quarter, compared with $28.1 million, or 11.1% of revenues, in the 2020 third quarter
•
Consolidated adjusted EBITDA, a non-GAAP financial measure, was $29.5 million, or 10.2% of revenues before reimbursements in the 2021 third quarter, compared with $35.1 million, or 13.8% of revenues, in the 2020 third quarter

Management Comments

“Crawford delivered an outstanding third quarter revenue growth of 14% year-over-year despite ongoing headwinds presented by an uneven COVID-19 recovery. Importantly, we are continuing to enjoy success from our strategic initiatives across our Loss Adjusting and TPA segments, both of which showed strong revenue growth in the U.S. despite facing pressures internationally. In addition, our Platforms Solutions segment continued its double-digit growth as we benefitted from a deeper penetration with top 5 carriers,” commented Mr. Rohit Verma, chief executive officer of Crawford & Company.

Mr. Verma continued, “We also continue to execute on our inorganic growth strategy by deepening our presence within the property claim ecosystem and building expertise through digital solutions and differentiated capabilities. We are partnering with like-minded, visionary management teams by reinforcing the perception of Crawford as an ideal long-term home for their businesses. To that end, we would like to welcome BosBoon, edjuster and Praxis employees into the Crawford family.

As we enter the fourth quarter, we continue to face an uneven global recovery, nevertheless we remain confident in our ability to capitalize on the vast opportunities ahead of us as well as deliver value for shareholders, and we look forward to continuing our pursuit of restoring and enhancing lives, businesses and communities.”

Segment Results for the Third Quarter

Crawford Loss Adjusting

Crawford Loss Adjusting revenues before reimbursements were $124.0 million in the third quarter of 2021, increasing 11.8% from $110.9 million in the third quarter of 2020. Absent foreign currency rate benefits of $6.6 million, third quarter 2021 revenues would have been $117.3 million.

The segment had operating earnings of $7.1 million in the 2021 third quarter decreasing from $14.1 million in the third quarter of 2020. The operating margin was 5.7% in the 2021 quarter and 12.7% in the 2020 quarter.

Crawford Platform Solutions

Crawford Platform Solution revenues before reimbursements were $64.3 million in the third quarter of 2021, up 20.7% from $53.3 million in the same period of 2020. Absent foreign exchange rate benefits of $0.6 million, revenues would have been $63.7 million for the 2021 third quarter.

Operating earnings were $11.0 million in the 2021 third quarter, increasing from $10.7 million in the 2020 period. The segment’s operating margin for the 2021 quarter was 17.1% as compared with 20.0% in the 2020 quarter.

Crawford TPA Solutions

Crawford TPA Solutions segment revenues before reimbursements were $100.2 million in the 2021 third quarter, increasing 12.7% from $88.9 million in the 2020 third quarter. Absent foreign currency rate benefits of $2.1 million, third quarter 2021 revenues would have been $98.1 million.

Crawford TPA Solutions recorded operating earnings of $5.0 million in the third quarter of 2021, representing an operating margin of 5.0%, increasing from $4.3 million, or 4.8% of revenues, in the 2020 third quarter.

Unallocated Corporate and Shared Costs and Credits, Net

Unallocated corporate costs were $2.3 million in the third quarter of 2021, compared with $1.0 million in the same period of 2020. The increase for the three months ended September 30, 2021 was primarily due to an increase in professional fees and a reduction of the Canada Emergency Wage Subsidy ("CEWS") benefit, compared to 2020.

CEWS

During the 2021 third quarter, the Company recognized a pretax benefit from CEWS totaling $1.8 million as compared to a benefit of $4.7 million in the 2020 third quarter. Of the 2021 benefit, $0.7 million is reflected in the segment operating results with the remainder in unallocated and shared costs.

Income Tax Impact of First Quarter 2020 Goodwill Impairment

The Company recognized a non-cash goodwill impairment in the 2020 first quarter, totaling $17.7 million. Due to the non-discrete income tax treatment of the goodwill impairment, the initial income tax benefit related to the impairment normalized during the year, resulting in a lower full year income tax benefit. During the 2020 third quarter, the impact of this treatment decreased the income tax benefit by $1.9 million, or $0.04 per share. There was no goodwill impairment in 2021.

Business Acquisitions and Dispositions

On August 23, 2021, the Company acquired 100% of edjuster Inc. in Canada and its U.S. subsidiary (collectively "edjuster"). edjuster is a technology-enabled, end-to-end contents services provider and platform. This acquisition will enable the Company to expand its capability in the North American claims contents services market. The purchase price included an initial cash payment of $21.0 million, net of working capital adjustment, and a maximum $14.0 million payable in cash over the next two years based on achieving certain EBITDA performance goals.

On June 12, 2020, the Company sold its 51% interest in Lloyd Warwick International (“LWI”) for cash proceeds of $19.6 million and payment of $3.6 million to settle intercompany indebtedness. In the third quarter, the Company recognized an additional $0.7 million related to net working capital adjustments under the terms of the acquisition agreement which increased the purchase price to $20.3 million. Due to the Company’s two-month reporting lag for reporting its international results, this transaction was recorded in the quarter ended September 30, 2020. The Company recognized a gain of $14.7 million ($11.7 million net of tax) on the disposition. The Company recognized an additional loss on the disposal of Crawford Compliance Inc. of $0.6 million in the third quarter. Both of these disposals were in our then Crawford Specialty Solutions segment and resulted in a net gain of $0.21 per diluted share.

Subsequent Events

On October 1, 2021, the Company acquired 100% of Praxis Consulting Inc. ("Praxis"), an established subrogation claims service provider in the U.S. This acquisition allows the Company to expand its footprint in the U.S. subrogation claims market. The purchase price includes an initial cash consideration of $25.5 million, net of working capital adjustment, a deferred payment of $20.0 million in January 2022, and a maximum $10.0 million payable over the next two years based on achieving certain revenue performance goals.

On October 4, 2021, the Company acquired BosBoon Expertise Group B.V. ("BosBoon"), a Netherlands-based specialist loss adjusting company. The acquisition supports Crawford’s strategic aim of strengthening its expertise in all key territories in which it operates. BosBoon offers a specialist range of loss adjusting services which will be added to the existing Crawford Global Technical Services proposition in The Netherlands and internationally.

On November 5, 2021, the Company, along with certain of our subsidiaries as co-borrowers, entered into a Credit Agreement with Bank of America, N.A. as Administrative Agent and lender, among other lenders party thereto. The Credit Agreement replaces our Amended and Restated Credit Agreement dated October 11, 2017. Proceeds from borrowings under the Credit Agreement were used to repay all amounts outstanding under the Prior Credit Agreement.

Under the Credit Agreement, the lenders have agreed, subject to certain terms and conditions, to (i) provide to the Company a $450 million multicurrency revolving credit facility maturing in November 2026, (ii) permit additional incremental borrowing capacity, subject to conditions stated therein, (iii) replace the existing fixed charge coverage ratio with an interest coverage ratio with a minimum of 2.50 to 1.00, and (iv) replace the existing leverage ratios with a single leverage ratio test of 4.50 to 1.00.

On November 4, 2021, the Company's Board of Directors, authorized the repurchase up to 2,000,000 shares of CRD-A or CRD-B (or a combination of the two) through December 31, 2023. Under the new repurchase program, repurchases may be made in the open market or privately negotiated transactions at such times and for such prices as management deems appropriate, subject to applicable regulatory guidelines. The new authorization does not obligate Crawford to acquire any stock, and purchases may be commenced or suspended at any time based on market conditions and other factors that the Company deems appropriate.

COVID-19

The Company has experienced continued recovery from the negative economic impact of COVID-19 in recent months, particularly in the U.S., compared to the significant reductions experienced in the prior year. Due to continued negative impacts in multiple regions, it is uncertain whether such recovery can be sustained and continue. The economic impact from COVID-19 could have a material impact to our results of operations, financial condition, and cash flows in one or more future quarters. In addition, it is possible that changes in economic conditions and steps taken by international, federal, state and/or local governments in response to COVID-19 could have negative impacts, including labor shortages which could increase compensation costs and other expenses, unless mitigated by government assistance programs to corporations.

Balance Sheet and Cash Flow

The Company’s consolidated cash and cash equivalents position as of September 30, 2021, totaled $36.9 million, compared with $44.7 million at December 31, 2020. The Company’s total debt outstanding as of September 30, 2021, totaled $140.6 million, compared with $113.6 million at December 31, 2020.

The Company’s operations provided $20.0 million of cash during 2021, compared with $57.3 million in 2020. The decrease in cash provided by operating activities was primarily due to a $21.0 million increase in receivables as a result of Hurricane Ida, $6.0 million higher pension contributions and an $11.2 million impact from the CARES Act and CEWS.

The Company made $9.0 million in contributions to its U.S. defined benefit pension plan and $0.5 million to its U.K. plans for 2021, compared with $3.0 million in contributions to the U.S. plan and $0.5 million to the U.K. plans in 2020.

During 2021, the Company repurchased 530,598 shares of CRD-A and 111,499 shares of CRD-B at an average per share cost of $9.63 and $8.68, respectively. The total cost of share repurchases during 2021 was $6.1 million.

Conference Call

As previously announced, Crawford & Company will host a conference call on November 9, 2021, at 8:30 a.m. Eastern Time to discuss its third quarter 2021 results. The conference call can be accessed live by dialing 1-833-900-2283 and using Conference ID 5484757. A presentation for tomorrow’s call can also be found on the investor relations portion of the Company’s website, https://ir.crawco.com. The call will be recorded and available for replay through December 9, 2021. You may dial 1-800-585-8367 to listen to the replay.

Non-GAAP Presentation

In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under U.S. generally accepted accounting principles (“GAAP”), these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs, but before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, goodwill impairment, restructuring costs, gain on disposition of businesses, income taxes and net income or loss attributable to noncontrolling interests and redeemable noncontrolling interests.

Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results. The Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with recurring adjustments for depreciation and amortization, net corporate interest expense, income taxes and stock-based compensation expense. Additionally, adjustments for non-recurring expenses for goodwill impairment, restructuring costs and gain on disposition of business have been included in the calculation of adjusted EBITDA.

Unallocated corporate and shared costs and credits include expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, defined benefit pension costs or credits for our frozen U.S. pension plan, certain unallocated professional fees and certain self-insurance costs and recoveries that are not allocated to our individual operating segments.

Income taxes, net corporate interest expense, stock option expense and amortization of customer-relationship intangible assets are recurring components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services and vary significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors, affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings to better assess the results of each segment's operating activities on a consistent basis.

A significant portion of our operations are international. These international operations subject us to foreign exchange fluctuations. The following table illustrates revenue as a percentage of total revenue for the major currencies of the geographic areas that Crawford does business:

		Three Months Ended				Nine Months Ended
(in thousands)		September 30, 2021		September 30, 2020		September 30, 2021		September 30, 2020
Geographic Area	Currency	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total
U.S.	USD	$175,554	60.9%	$152,720	60.3%	$476,670	58.9%	$419,055	57.8%
U.K.	GBP	35,764	12.4%	30,067	11.9%	102,267	12.6%	95,009	13.1%
Canada	CAD	21,038	7.3%	22,266	8.8%	62,609	7.7%	68,339	9.4%
Australia	AUD	27,705	9.6%	21,197	8.4%	79,412	9.8%	58,410	8.1%
Europe	EUR	14,007	4.9%	12,730	5.0%	41,416	5.1%	40,137	5.5%
Rest of World	Various	14,432	4.9%	14,144	5.6%	46,764	5.9%	44,121	6.1%
Total Revenues, before reimbursements		$288,500	100.0%	$253,124	100.0%	$809,138	100.0%	$725,071	100.0%

Following is a reconciliation of segment and consolidated operating earnings to net income attributable to shareholders of Crawford & Company on a GAAP basis:

	Three Months Ended		Nine Months Ended
(in thousands)	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Operating earnings:
Crawford Loss Adjusting	$7,063	$14,139	$18,124	$24,854
Crawford Platform Solutions	10,968	10,655	25,937	20,939
Crawford TPA Solutions	5,034	4,288	14,465	13,708
Unallocated corporate and shared costs, net	(2,266)	(1,027)	(5,081)	(6,189)
Consolidated operating earnings	20,799	28,055	53,445	53,312
(Deduct) add:
Net corporate interest expense	(1,648)	(1,599)	(4,443)	(6,275)
Stock option expense	(296)	(457)	(700)	(1,033)
Amortization expense	(2,877)	(3,665)	(8,426)	(9,153)
Goodwill impairment	—	—	—	(17,674)
Restructuring costs	—	—	—	(5,714)
Gain on disposition of businesses, net	—	14,104	—	13,763
Income tax provision	(4,866)	(11,729)	(10,927)	(9,554)
Net loss (income) attributable to noncontrolling interests and redeemable noncontrolling interests	83	(312)	90	1,224
Net income attributable to shareholders of Crawford & Company	$11,195	$24,397	$29,039	$18,896

Following is a reconciliation of net income attributable to shareholders of Crawford & Company on a GAAP basis to non-GAAP adjusted EBITDA:

	Three Months Ended		Nine Months Ended
(in thousands)	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net income attributable to shareholders of Crawford & Company	$11,195	$24,397	$29,039	$18,896
Add (Deduct):
Depreciation and amortization	9,826	10,700	30,768	30,150
Stock-based compensation	2,001	734	5,564	2,732
Net corporate interest expense	1,648	1,599	4,443	6,275
Goodwill impairment	—	—	—	17,674
Restructuring costs	—	—	—	5,714
Gain on disposition of businesses, net	—	(14,104)	—	(13,763)
Income tax provision	4,866	11,729	10,927	9,554
Non-GAAP adjusted EBITDA	$29,536	$35,055	$80,741	$77,232

Following is a reconciliation of operating cash flow to free cash flow for the nine months ended September 30, 2021 and 2020:

Nine Months Ended
(in thousands)	September 30, 2021	September 30, 2020	Change
Net Cash Provided by Operating Activities	$20,043	$57,316	$(37,273)
Less:
Property & Equipment Purchases, net	(5,251)	(10,850)	5,599
Capitalized Software (internal and external costs)	(15,372)	(12,793)	(2,579)
Free Cash Flow	$(580)	$33,673	$(34,253)

Following are the reconciliations of GAAP Revenue, Operating Earnings, Pretax Earnings, Net Income and Earnings Per Share to related non-GAAP Adjusted figures, which reflect 2021 before amortization of intangible assets, and for 2020 exclude the amortization of intangible assets, goodwill impairment, gain on disposition of businesses and restructuring costs:

Three Months Ended September 30, 2021
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$288,500	$20,799	$15,978	$11,195	$0.20	$0.21
Adjustments:
Amortization of intangible assets	—	—	2,877	2,158	0.04	0.04
Non-GAAP Adjusted	$288,500	$20,799	$18,855	$13,353	$0.24	$0.25

Three Months Ended September 30, 2020
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax earnings	Net income attributable to Crawford & Company(2)	Diluted earnings per CRD-A share(2)	Diluted earnings per CRD-B share(2)
GAAP	$253,124	$28,055	$36,438	$24,397	$0.46	$0.46
Adjustments:
Amortization of intangible assets	—	—	3,665	2,749	0.05	0.05
Income tax impact of first quarter goodwill impairment	—	—	—	1,935	0.04	0.04
Gain on disposition of business	—	—	(14,104)	(11,072)	(0.21)	(0.21)
Non-GAAP Adjusted	$253,124	$28,055	$25,999	$18,009	$0.34	$0.34

Nine Months Ended September 30, 2021
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax income	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share(1)
GAAP	$809,138	$53,445	$39,876	$29,039	$0.53	$0.54
Adjustments:
Amortization of intangible assets	—	—	8,426	6,320	0.12	0.12
Non-GAAP Adjusted	$809,138	$53,445	$48,302	$35,359	$0.65	$0.65

Nine Months Ended September 30, 2020
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax earnings	Net income attributable to Crawford & Company(2)	Diluted earnings per CRD-A share(2)	Diluted earnings per CRD-B share(2)
GAAP	$725,071	$53,312	$27,226	$18,896	$0.36	$0.34
Adjustments:
Goodwill impairment	—	—	17,674	13,274	0.25	0.25
Restructuring costs	—	—	5,714	3,263	0.06	0.06
Gain on disposition of businesses, net	—	—	(13,763)	(10,807)	(0.20)	(0.20)
Amortization of intangible assets	—	—	9,153	6,865	0.13	0.13
Non-GAAP Adjusted	$725,071	$53,312	$46,004	$31,491	$0.60	$0.58

(1) Sum of reconciling items may differ from total due to rounding of individual components.

(2) The income tax impact of goodwill impairment was based on the estimated annual effective income tax rate. Due to the non-discrete income tax treatment of the first quarter 2020 goodwill impairment, the income tax benefit normalized as income was earned during the remainder of the year, resulting in a lower full year income tax benefit during 2020.

Following is information regarding the weighted average shares used in the computation of basic and diluted earnings per share:

	Three Months Ended		Nine Months Ended
(in thousands)	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Weighted-Average Shares Used to Compute Basic Earnings Per Share:
Class A Common Stock	30,711	30,643	30,786	30,575
Class B Common Stock	22,407	22,510	22,438	22,533
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	31,954	30,937	31,916	30,810
Class B Common Stock	22,407	22,510	22,438	22,533

Further information regarding the Company’s operating results for the quarter and nine months ended September 30, 2021, financial position as of September 30, 2021, and cash flows for the nine months ended September 30, 2021 is shown on the attached unaudited condensed consolidated financial statements.

About Crawford & Company

Based in Atlanta, Crawford & Company (NYSE: CRD-A and CRD-B) is the world's largest publicly listed independent provider of claims management and outsourcing solutions to carriers, brokers and corporations with an expansive global network serving clients in more than 70 countries. The Company’s shares are traded on the NYSE under the symbols CRD-A and CRD-B. The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the non-voting Class A Common Stock than on the voting Class B Common Stock, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of Class A Common Stock must receive the same type and amount of consideration as holders of Class B Common Stock, unless different consideration is approved by the holders of 75% of the Class A Common Stock, voting as a class. More information is available at www.crawco.com.

Earnings per share may be different between CRD-A and CRD-B due to the payment of a higher per share dividend on CRD-A than CRD-B, and the impact that has on the earnings per share calculation according to generally accepted accounting principles.

TAG: Crawford-Financial, Crawford-Investor-News-and-Events

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawco.com.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended September 30,	2021	2020	% Change

Revenues:
Revenues Before Reimbursements	$288,500	$253,124	14%
Reimbursements	9,062	8,545	6%
Total Revenues	297,562	261,669	14%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	211,017	177,061	19%
Reimbursements	9,062	8,545	6%
Total Costs of Services	220,079	185,606	19%

Selling, General, and Administrative Expenses	60,759	52,065	17%
Corporate Interest Expense, Net	1,648	1,599	3%
Gain on disposition of business	-	(14,104)	nm
Total Costs and Expenses	282,486	225,166	25%

Other Income (Expense), Net	902	(65)	nm

Income Before Income Taxes	15,978	36,438	(56)%
Provision for Income Taxes	4,866	11,729	(59)%

Net Income	11,112	24,709	(55)%

Net Loss (Income) Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	83	(312)	(127)%

Net Income Attributable to Shareholders of Crawford & Company	$11,195	$24,397	(54)%

Earnings Per Share - Basic:
Class A Common Stock	$0.21	$0.46	(54)%
Class B Common Stock	$0.21	$0.46	(54)%

Earnings Per Share - Diluted:
Class A Common Stock	$0.20	$0.46	(57)%
Class B Common Stock	$0.21	$0.46	(54)%

Cash Dividends Per Share:
Class A Common Stock	$0.06	$0.04	50%
Class B Common Stock	$0.06	$0.04	50%

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Nine Months Ended September 30,	2021	2020	% Change

Revenues:
Revenues Before Reimbursements	$809,138	$725,071	12%
Reimbursements	27,124	25,519	6%
Total Revenues	836,262	750,590	11%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	589,375	518,263	14%
Reimbursements	27,124	25,519	6%
Total Costs of Services	616,499	543,782	13%

Selling, General, and Administrative Expenses	178,120	163,327	9%
Corporate Interest Expense, Net	4,443	6,275	(29)%
Goodwill Impairment	-	17,674	nm
Restructuring Costs	-	5,714	nm
Gain on Disposition of Businesses, Net	-	(13,763)	nm
Total Costs and Expenses	799,062	723,009	11%

Other Income (Expense), Net	2,676	(355)	nm

Income Before Income Taxes	39,876	27,226	46%
Provision for Income Taxes	10,927	9,554	14%

Net Income	28,949	17,672	64%

Net Loss Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	90	1,224	(93)%

Net Income Attributable to Shareholders of Crawford & Company	$29,039	$18,896	54%

Earnings Per Share - Basic:
Class A Common Stock	$0.55	$0.36	53%
Class B Common Stock	$0.55	$0.34	62%

Earnings Per Share - Diluted:
Class A Common Stock	$0.53	$0.36	47%
Class B Common Stock	$0.54	$0.34	59%

Cash Dividends Per Share:
Class A Common Stock	$0.18	$0.14	29%
Class B Common Stock	$0.18	$0.12	50%

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

As of September 30, 2021 and December 31, 2020

Unaudited

(In Thousands, Except Par Values)

	September 30,	December 31,
	2021	2020
ASSETS

Current Assets:
Cash and Cash Equivalents	$36,929	$44,656
Accounts Receivable, Net	136,729	123,060
Unbilled Revenues, at Estimated Billable Amounts	127,510	103,528
Income Taxes Receivable	2,311	1,269
Prepaid Expenses and Other Current Assets	37,002	29,490
Total Current Assets	340,481	302,003

Net Property and Equipment	34,015	36,402

Other Assets:
Operating Lease Right-of-Use Asset, Net	100,895	109,315
Goodwill	85,696	66,537
Intangible Assets Arising from Business Acquisitions, Net	75,613	71,176
Capitalized Software Costs, Net	73,418	71,021
Deferred Income Tax Assets	25,003	25,595
Other Noncurrent Assets	71,375	70,935
Total Other Assets	432,000	414,579

Total Assets	$806,496	$752,984

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$1,582	$1,837
Accounts Payable	38,658	41,544
Accrued Compensation and Related Costs	93,334	81,848
Self-Insured Risks	10,514	11,390
Income Taxes Payable	—	5,822
Operating Lease Liability	26,029	32,745
Other Accrued Liabilities	48,617	40,375
Deferred Revenues	30,545	27,233
Total Current Liabilities	249,279	242,794

Noncurrent Liabilities:
Long-Term Debt and Finance Leases, Less Current Installments	139,028	111,758
Operating Lease Liability	89,324	93,228
Deferred Revenues	24,035	24,136
Accrued Pension Liabilities	36,884	53,886
Other Noncurrent Liabilities	48,239	40,254
Total Noncurrent Liabilities	337,510	323,262

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	30,613	30,847
Class B Common Stock, $1.00 Par Value	22,399	22,510
Additional Paid-in Capital	73,768	67,193
Retained Earnings	279,273	265,245
Accumulated Other Comprehensive Loss	(185,657)	(198,856)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	220,396	186,939
Noncontrolling Interests	(689)	(11)
Total Shareholders’ Investment	219,707	186,928

Total Liabilities and Shareholders’ Investment	$806,496	$752,984

CRAWFORD & COMPANY

SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT COMPENSATION AND OTHER EXPENSES

Unaudited

(In Thousands, Except Percentages)

Three Months Ended September 30,

	Crawford Loss Adjusting		%	Crawford Platform Solutions		%	Crawford TPA Solutions		%
	2021	2020	Change	2021	2020	Change	2021	2020	Change

Revenues Before Reimbursements	$123,965	$110,929	11.8%	$64,314	$53,287	20.7%	$100,221	$88,908	12.7%

Direct Compensation, Fringe Benefits & Non-Employee Labor	80,961	66,155	22.4%	42,267	33,516	26.1%	64,573	56,703	13.9%

% of Revenues Before Reimbursements	65.3%	59.6%		65.7%	62.9%		64.4%	63.8%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	35,941	30,635	17.3%	11,079	9,116	21.5%	30,614	27,917	9.7%

% of Revenues Before Reimbursements	29.0%	27.6%		17.2%	17.1%		30.5%	31.4%

Total Operating Expenses	116,902	96,790	20.8%	53,346	42,632	25.1%	95,187	84,620	12.5%

Operating Earnings (1)	$7,063	$14,139	(50.0)%	$10,968	$10,655	2.9%	$5,034	$4,288	17.4%

% of Revenues Before Reimbursements	5.7%	12.7%		17.1%	20.0%		5.0%	4.8%

Nine Months Ended September 30,

	Crawford Loss Adjusting		%	Crawford Platform Solutions		%	Crawford TPA Solutions		%
	2021	2020	Change	2021	2020	Change	2021	2020	Change

Revenues Before Reimbursements	$352,458	$327,095	7.8%	$157,840	$122,403	29.0%	$298,840	$275,573	8.4%

Direct Compensation, Fringe Benefits & Non-Employee Labor	230,103	202,299	13.7%	100,125	75,095	33.3%	191,408	175,040	9.4%

% of Revenues Before Reimbursements	65.3%	61.8%		63.4%	61.4%		64.1%	63.5%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	104,231	99,942	4.3%	31,778	26,369	20.5%	92,967	86,825	7.1%

% of Revenues Before Reimbursements	29.6%	30.6%		20.1%	21.5%		31.1%	31.5%

Total Operating Expenses	334,334	302,241	10.6%	131,903	101,464	30.0%	284,375	261,865	8.6%

Operating Earnings (1)	$18,124	$24,854	(27.1)%	$25,937	$20,939	23.9%	$14,465	$13,708	5.5%

% of Revenues Before Reimbursements	5.1%	7.6%		16.4%	17.1%		4.8%	5.0%

(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, goodwill impairment, restructuring costs, gain on disposition of businesses, and certain unallocated corporate and shared costs and credits. See pages 3 and 4 for additional information about segment operating earnings.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Year to Date Period Ended September 30, 2021 and September 30, 2020

Unaudited

(In Thousands)

	2021	2020
Cash Flows From Operating Activities:
Net income	$28,949	$17,672
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	30,768	30,150
Goodwill impairment	—	17,674
Stock-based compensation	5,564	2,732
Gain on disposition of businesses, net	—	(13,763)
Changes in operating assets and liabilities:
Accounts receivable, net	(7,352)	485
Unbilled revenues, net	(18,990)	(9,223)
Accrued or prepaid income taxes	(8,627)	2,462
Accounts payable and accrued liabilities	6,798	16,097
Deferred revenues	2,130	(1,491)
Accrued retirement costs	(13,243)	(6,101)
Prepaid expenses and other operating activities	(5,954)	622
Net cash provided by operating activities	20,043	57,316

Cash Flows From Investing Activities:
Acquisitions of property and equipment	(5,251)	(10,850)
Capitalization of computer software costs	(15,372)	(12,793)
Proceeds from settlement of life insurance policies	4,937	—
Payments for business acquisitions, net of cash acquired	(23,141)	—
Cash proceeds from disposition of businesses, net of cash disposed	—	19,273
Net cash used in investing activities	(38,827)	(4,370)

Cash Flows From Financing Activities:
Cash dividends paid	(9,577)	(6,986)
Repurchases of common stock	(6,076)	(2,666)
Increases in short-term and revolving credit facility borrowings	58,449	76,876
Payments on short-term and revolving credit facility borrowings	(31,808)	(124,454)
Payments of contingent consideration on acquisitions	(1,683)	—
Other financing activities	629	(21)
Net cash provided by (used in) financing activities	9,934	(57,251)

Effects of exchange rate changes on cash and cash equivalents	1,123	1,242
Decrease in cash and cash equivalents	(7,727)	(3,063)
Cash and cash equivalents at beginning of year	44,656	51,802
Cash and cash equivalents at end of period	$36,929	$48,739